Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Second Quarter 2011 Results

ATLANTA, July 27, 2011 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended June 30, 2011.  The company reported revenue from continuing operations of $487.1 million in the second quarter of 2011, a 6 percent increase from the second quarter of 2010. On May 31, 2011, we completed the merger of our Brazilian business with Boa Vista Servicos S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS, which is now the second largest consumer and commercial credit information company in Brazil.   Excluding Brazilian operating results in both periods, a non-GAAP measure, second quarter revenue was up 7 percent.

Second quarter diluted EPS from continuing operations attributable to Equifax was $0.28, down 39 percent from the second quarter of 2010 driven by a loss on the merger of our Brazilian business of $0.22 per share. The loss included the recognition of foreign exchange losses since our initial investment in 1998 and the income tax effects of the transaction. On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax, excluding the impact of the loss on the merger of our Brazilian business and acquisition-related amortization expense, was $0.61, up 9 percent from the second quarter of 2010.

“Overall performance in the second quarter was solidly in line with our expectations. Continued weakness in the U.S. mortgage sector that weighed on some of our core operating segments was offset by double digit revenue growth in International, North America Personal Solutions, and North America Commercial. The merger of our Brazilian operations with Boa Vista Servicos creates a much stronger competitor in one of the most attractive markets in Latin America,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “Economic and regulatory uncertainty exists; however, we are optimistic about our opportunities for the second half of 2011. Improving trends in core U.S. credit, strong performance with a couple of our more unique product offerings, improved operating performance in International, and continued market share gains in North America Personal Solutions and Commercial will offset the challenges we face in the mortgage market.”

Second Quarter 2011 Highlights

•
In addition to the financial highlights noted above, second quarter 2011 net income from continuing operations attributable to Equifax was $34.5 million, a 40 percent decrease from the prior year driven by the $27.8 million loss on the merger of our Brazilian business.

•	Operating margin from continuing operations was 23.5 percent for the second quarter of 2011, up from 23.0 percent in the second quarter of 2010 and up from 23.1 percent in the first quarter of 2011.

•
As a result of the merger of our Brazilian operations with Boa Vista Servicos, we recorded a $27.8 million loss which included the recognition of foreign exchange losses since our initial investment in 1998 and the income tax effects of the transaction.

•
We repurchased 0.8 million of our common shares on the open market for $31.3 million during the second quarter of 2011.  At June 30, 2011, our remaining authorization for future share repurchases was $223.2 million.

U.S. Consumer Information Solutions (USCIS)
Total revenue was $194.0 million in the second quarter of 2011 compared to $184.6 million in the second quarter of 2010, an increase of 5 percent.  Revenue was up 7 percent compared to the first quarter of 2011.

•	Online Consumer Information Solutions revenue was $127.6 million, up 6 percent from a year ago.
•	Mortgage Solutions revenue was $26.9 million, down 6 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $39.5 million, up 11 percent when compared to a year ago.

Operating margin for USCIS was 36.5 percent in the first quarter of 2011 compared to 37.1 percent in the second quarter of 2010.

International
Total revenue was $130.8 million in the second quarter of 2011, an 11 percent increase over the second quarter of 2010.  In local currency, revenue was up 4 percent compared to the second quarter of 2010.  On a non-GAAP basis, excluding Brazil, revenue grew 18 percent on a reported basis and 11 percent on a local currency basis.

•
Latin America revenue was $59.3 million, down 1 percent in local currency and up 5 percent in U.S. dollars from a year ago.  On a non-GAAP basis, excluding Brazil, revenue grew 17 percent in local currency and 21 percent in U.S dollars from a year ago.

•	Europe revenue was $38.9 million, up 9 percent in local currency and 20 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $32.6 million, up 5 percent in local currency and 12 percent in U.S. dollars from a year ago.

Operating margin for International was 26.1 percent in the second quarter of 2011 compared to 25.4 percent in the second quarter of 2010.

TALX

Total revenue was $96.3 million in the second quarter of 2011, a 2.7 percent decrease over the second quarter of 2010.

•
The Work Number revenue was $50.0 million, consistent with a year ago.  Double digit revenue growth in traditional online employment and income verification services offset weakness in our mortgage-related government direct services.

•	Tax and Talent Management Services revenue was $46.3 million, down 5 percent from a year ago.

Operating margin for TALX was 21.6 percent in the second quarter of 2011 compared to 23.2 percent in the second quarter of 2010 and 21.9 percent in the first quarter of 2011.

North America Personal Solutions
Revenue was $45.2 million, a 12 percent increase from the second quarter of 2010. Operating margin was 27.7 percent, up from 25.4 percent in the second quarter of 2010.

North America Commercial Solutions
Revenue was $20.8 million, up 10 percent in local currency and up 12 percent in U.S. dollars compared to the second quarter of 2010.  Operating margin was 20.9 percent, compared to 20.2 percent in the second quarter of 2010.

Third Quarter 2011 Outlook

Based on the current level of domestic and international business activity that we have experienced through the current date and current foreign exchange rates, consolidated revenue from continuing operations for the third quarter of 2011 is expected to be up 6 to 9 percent from the year-ago quarter.  Third quarter 2011 adjusted EPS from continuing operations attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.61 and $0.65.

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

With a strong heritage of innovation and leadership, Equifax continuously delivers innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 14 other countries. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, July 28, 2011, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating revenue excluding the results of our Brazilian operations and diluted EPS from continuing operations attributable to Equifax which excludes the loss on the merger of our Brazilian business and acquisition-related amortization expense, net of tax.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating income, operating margin or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2010 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$487.1	$460.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	190.9	188.3
Selling, general and administrative expenses	140.5	126.9
Depreciation and amortization	41.1	39.7
Total operating expenses	372.5	354.9
Operating income	114.6	105.8
Interest expense	(13.7)	(14.1)
Other (expense) income, net	(9.6)	0.8
Consolidated income from continuing operations before income taxes	91.3	92.5
Provision for income taxes	(54.2)	(32.7)
Consolidated income from continuing operations	37.1	59.8
Discontinued operations, net of tax	-	13.6
Consolidated net income	37.1	73.4
Less: Net income attributable to noncontrolling interests	(2.6)	(2.1)
Net income attributable to Equifax	$34.5	$71.3
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$34.5	$57.7
Discontinued operations, net of tax	-	13.6
Net income	$34.5	$71.3
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.28	$0.46
Discontinued operations attributable to Equifax	-	0.11
Net income attributable to Equifax	$0.28	$0.57
Weighted-average shares used in computing basic earnings per share	122.8	125.7
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.28	$0.45
Discontinued operations attributable to Equifax	-	0.11
Net income attributable to Equifax	$0.28	$0.56
Weighted-average shares used in computing diluted earnings per share	124.6	127.3
Dividends per common share	$0.16	$0.04

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$959.7	$903.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	385.2	378.4
Selling, general and administrative expenses	267.0	236.4
Depreciation and amortization	83.8	78.8
Total operating expenses	736.0	693.6
Operating income	223.7	210.1
Interest expense	(27.5)	(28.3)
Other (expense) income, net	(9.3)	0.3
Consolidated income from continuing operations before income taxes	186.9	182.1
Provision for income taxes	(90.5)	(66.4)
Consolidated income from continuing operations	96.4	115.7
Discontinued operations, net of tax	-	16.3
Consolidated net income	96.4	132.0
Less: Net income attributable to noncontrolling interests	(4.6)	(4.0)
Net income attributable to Equifax	$91.8	$128.0
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$91.8	$111.7
Discontinued operations, net of tax	-	16.3
Net income	$91.8	$128.0
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.75	$0.89
Discontinued operations attributable to Equifax	-	0.13
Net income attributable to Equifax	$0.75	$1.02
Weighted-average shares used in computing basic earnings per share	122.8	126.0
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.74	$0.87
Discontinued operations attributable to Equifax	-	0.13
Net income attributable to Equifax	$0.74	$1.00
Weighted-average shares used in computing diluted earnings per share	124.6	127.7
Dividends per common share	$0.32	$0.08

EQUIFAX
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108.7	$119.4
Trade accounts receivable, net of allowance for doubtful accounts of $6.6 and $7.5 at June 30, 2011 and December 31, 2010, respectively	273.0	262.6
Prepaid expenses	33.1	26.1
Other current assets	21.7	21.1
Total current assets	436.5	429.2
Property and equipment:
Capitalized internal-use software and system costs	321.2	315.9
Data processing equipment and furniture	176.6	181.0
Land, buildings and improvements	176.0	169.5
Total property and equipment	673.8	666.4
Less accumulated depreciation and amortization	(372.9)	(368.0)
Total property and equipment, net	300.9	298.4
Goodwill	1,919.1	1,914.7
Indefinite-lived intangible assets	95.7	95.6
Purchased intangible assets, net	559.8	593.9
Other assets, net	177.3	101.8
Total assets	$3,489.3	$3,433.6

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$17.6	$20.7
Accounts payable	26.7	24.6
Accrued expenses	62.3	61.9
Accrued salaries and bonuses	38.1	71.9
Deferred revenue	52.6	58.7
Other current liabilities	101.4	81.7
Total current liabilities	298.7	319.5
Long-term debt	963.9	978.9
Deferred income tax liabilities, net	252.5	244.2
Long-term pension and other postretirement benefit liabilities	113.3	129.0
Other long-term liabilities	58.3	53.6
Total liabilities	1,686.7	1,725.2
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at June 30, 2011 and December 31, 2010; Outstanding shares - 122.4 and 122.6 at June 30, 2011 and December 31, 2010, respectively	236.6	236.6
Paid-in capital	1,110.6	1,105.8
Retained earnings	2,777.6	2,725.7
Accumulated other comprehensive loss	(295.9)	(344.5)
Treasury stock, at cost, 64.8 shares and 64.6 shares at June 30, 2011 and December 31, 2010, respectively	(2,003.4)	(1,991.0)
Stock held by employee benefits trusts, at cost, 2.1 shares at June 30, 2011 and December 31, 2010	(41.2)	(41.2)
Total Equifax shareholders' equity	1,784.3	1,691.4
Noncontrolling interests	18.3	17.0
Total equity	1,802.6	1,708.4
Total liabilities and equity	$3,489.3	$3,433.6

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2011	2010
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$96.4	$132.0
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss (gain) on divestitures	27.8	(12.3)
Depreciation and amortization	83.5	84.3
Stock-based compensation expense	11.8	10.9
Excess tax benefits from stock-based compensation plans	(0.6)	(1.4)
Deferred income taxes	6.1	0.6
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(15.2)	(8.4)
Prepaid expenses and other current assets	(8.8)	(1.2)
Other assets	8.1	4.0
Current liabilities, excluding debt	(51.3)	(40.2)
Other long-term liabilities, excluding debt	(10.8)	(29.4)
Cash provided by operating activities	147.0	138.9
Investing activities:
Capital expenditures	(43.9)	(66.9)
Acquisitions, net of cash acquired	(30.7)	(14.7)
Proceeds received from divestitures	2.5	66.7
Investment in unconsolidated affiliates, net	(2.7)	1.0
Cash used in investing activities	(74.8)	(13.9)

Financing activities:
Net short-term repayments	(3.4)	(66.9)
Net repayments under long-term revolving credit facilities	-	(5.0)
Payments on long-term debt	(16.7)	(18.7)
Treasury stock purchases	(31.3)	(64.8)
Dividends paid to Equifax shareholders	(39.2)	(9.9)
Dividends paid to noncontrolling interests	(3.6)	(2.3)
Proceeds from exercise of stock options	12.3	12.4
Excess tax benefits from stock-based compensation plans	0.6	1.4
Other	(2.6)	(0.5)
Cash used in financing activities	(83.9)	(154.3)
Effect of foreign currency exchange rates on cash and cash equivalents	1.0	(3.7)
Decrease in cash and cash equivalents	(10.7)	(33.0)
Cash and cash equivalents, beginning of period	119.4	103.1
Cash and cash equivalents, end of period	$108.7	$70.1

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended June 30,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$127.6	$120.3	$7.3	6%
Mortgage Solutions	26.9	28.8	(1.9)	-6%
Consumer Financial Marketing Services	39.5	35.5	4.0	11%
Total U.S. Consumer Information Solutions	194.0	184.6	9.4	5%
Latin America	59.3	56.7	2.6	5%	-1%
Europe	38.9	32.5	6.4	20%	9%
Canada Consumer	32.6	29.0	3.6	12%	5%
Total International	130.8	118.2	12.6	11%	4%
The Work Number	50.0	50.0	0.0	0%
Tax and Talent Management Services	46.3	49.0	(2.7)	-5%
Total TALX	96.3	99.0	(2.7)	-3%
North America Personal Solutions	45.2	40.3	4.9	12%
North America Commercial Solutions	20.8	18.6	2.2	12%	10%
Total operating revenue	$487.1	$460.7	$26.4	6%	4%

(in millions)	Six Months Ended June 30,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$247.8	$240.0	$7.8	3%
Mortgage Solutions	54.2	52.0	2.2	4%
Consumer Financial Marketing Services	73.0	65.7	7.3	11%
Total U.S. Consumer Information Solutions	375.0	357.7	17.3	5%
Latin America	119.2	111.8	7.4	7%	2%
Europe	76.3	66.4	9.9	15%	8%
Canada Consumer	62.5	56.2	6.3	11%	5%
Total International	258.0	234.4	23.6	10%	4%
The Work Number	103.5	99.7	3.8	4%
Tax and Talent Management Services	92.2	94.6	(2.4)	-3%
Total TALX	195.7	194.3	1.4	1%
North America Personal Solutions	89.6	80.0	9.6	12%
North America Commercial Solutions	41.4	37.3	4.1	11%	9%
Total operating revenue	$959.7	$903.7	$56.0	6%	5%

(in millions)	Three Months Ended June 30,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$70.8	36.5%	$68.3	37.1%	$2.5	4%
International	34.2	26.1%	30.1	25.4%	4.1	14%
TALX	20.8	21.6%	23.0	23.2%	(2.2)	-10%
North America Personal Solutions	12.5	27.7%	10.2	25.4%	2.3	22%
North America Commercial Solutions	4.4	20.9%	3.7	20.2%	0.7	16%
General Corporate Expense	(28.1)	nm	(29.5)	nm	1.4	5%
Total operating income	$114.6	23.5%	$105.8	23.0%	$8.8	8%

(in millions)	Six Months Ended June 30,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$132.5	35.3%	$128.4	35.9%	$4.1	3%
International	64.0	24.8%	58.8	25.1%	5.2	9%
TALX	42.5	21.7%	44.5	22.9%	(2.0)	-4%
North America Personal Solutions	25.2	28.2%	20.2	25.3%	5.0	25%
North America Commercial Solutions	9.5	22.9%	8.1	21.9%	1.4	16%
General Corporate Expense	(50.0)	nm	(49.9)	nm	(0.1)	0%
Total operating income	$223.7	23.3%	$210.1	23.3%	$13.6	6%

nm - not meaningful
* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.

Common Questions & Answers (Unaudited)
(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?
Our effective tax rate from continuing operations was 59.4% for the three months ended June 30, 2011 up from 35.3% for the same period in 2010 due primarily to the impact of recording $17.5 million of tax expense associated with the merger of our Brazilian business with BVS.  The impact of the sale increased our effective rate 23.2% for the quarter.  The remainder of the increase is due to a higher foreign income tax rate and the effect of changes in various state income tax laws.

3.	Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
U.S. Consumer Information Solutions	$11.0	$9.9	$22.2	$19.9
International	7.2	6.2	14.2	12.1
TALX	16.1	16.8	33.6	33.4
North America Personal Solutions	1.5	1.4	2.9	2.7
North America Commercial Solutions	1.2	1.6	2.7	3.1
General Corporate Expense	4.1	3.8	8.2	7.6
Total depreciation and amortization	$41.1	$39.7	$83.8	$78.8

4.	What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.9	7%	$0.8	7%
Canada Commercial	0.4	7%	0.2	7%
Europe	3.7	11%	0.7	11%
Latin America	3.1	6%	0.1	1%

	Six Months Ended June 30, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$3.5	6%	$1.4	6%
Canada Commercial	0.7	6%	0.3	6%
Europe	4.3	7%	0.8	7%
Latin America	5.1	5%	-	0%

5.
What was the 2011 and 2010 quarterly revenue of Equifax Brazil?  (Following the May 31, 2011 merger of Equifax Brazil into BVS in exchange for a minority interest in BVS, we will no longer include Brazilian revenues in our consolidated results.)

Brazil Revenue
Q1 2011	$19.3
Q2 2011	16.1
2011	$35.4

Q1 2010	$22.5
Q2 2010	20.9
Q3 2010	20.9
Q4 2010	19.8
2010	$84.1

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.
Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for the loss on the merger of Brazilian business and acquisition-related amortization expense:

	Three Months Ended
	June 30,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	34.5	57.7	(23.2)	-40%
Loss on the merger of Brazilian business	27.8	-	27.8	nm
Net income from continuing operations attributable to Equifax, adjusted for the loss on the merger of Brazilian business	62.3	57.7	4.6	8%
Acquisition-related amortization expense, net of tax	14.2	14.1	0.1	1%
Net income from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense	$76.5	$71.8	$4.7	7%
Diluted EPS from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense	$0.61	$0.56	0.05	9%
Weighted-average shares used in computing diluted EPS	124.6	127.3

	Six Months Ended
	June 30,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	91.8	111.7	(19.9)	-18%
Loss on the merger of Brazilian business	27.8	-	27.8	nm
Net income from continuing operations attributable to Equifax, adjusted for the loss on the merger of Brazilian business	119.6	111.7	7.9	7%
Acquisition-related amortization expense, net of tax	29.0	28.1	0.9	3%
Net income from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense	$148.6	$139.8	$8.8	6%
Diluted EPS from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense	$1.19	$1.09	$0.10	9%
Weighted-average shares used in computing diluted EPS	124.6	127.7

nm - not meaningful

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.
	Three Months Ended June 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$487.1	$460.7	$26.4	6%	4%
Brazil revenue	(16.1)	(20.9)	4.8
Adjusted operating revenue	$471.0	$439.8	$31.2	7%	5%

	Six Months Ended June 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$959.7	$903.7	$56.0	6%	5%
Brazil revenue	(35.4)	(43.4)	8.0
Adjusted operating revenue	$924.3	$860.3	$64.0	7%	6%

International
	Three Months Ended June 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$130.8	$118.2	$12.6	11%	4%
Brazil revenue	(16.1)	(20.9)	4.8
Adjusted operating revenue	$114.7	$97.3	$17.4	18%	11%

	Six Months Ended June 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$258.0	$234.4	$23.6	10%	4%
Brazil revenue	(35.4)	(43.4)	8.0
Adjusted operating revenue	$222.6	$191.0	$31.6	17%	11%

Latin America
	Three Months Ended June 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$59.3	$56.7	$2.6	5%	-1%
Brazil revenue	(16.1)	(20.9)	4.8
Adjusted operating revenue	$43.2	$35.8	$7.4	21%	17%

	Six Months Ended June 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$119.2	$111.8	$7.4	7%	2%
Brazil revenue	(35.4)	(43.4)	8.0
Adjusted operating revenue	$83.8	$68.4	$15.4	23%	20%

* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Loss on the merger of Brazilian business – During the second quarter of 2011, the Company completed the merger of our Brazilian business with Boa Vista Servicos S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS.  The Company recorded a $27.8 million loss on the transaction.  Management believes excluding the loss from certain financial results provides meaningful supplemental information regarding our financial results for the three and six months ended June 30, 2011, as compared to 2010, since a loss of such an amount is not comparable among the periods.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense - We calculate this financial measure by excluding the loss on the merger of our Brazilian business and acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP. Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the results of our Brazilian operations from the calculation of operating revenue, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.